Exhibit 99.1

Natural Health Trends Reports Second Quarter 2025 Financial Results

–	Sales decreased 6% due to retaliatory tariff threats
–	U.S. Tax Cuts and Jobs Act liability fully settled during the second quarter of 2025
–	Declared a quarterly cash dividend of $0.20 per share

LOS ANGELES – July 30, 2025 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended June 30, 2025.

Second Quarter 2025 Financial Highlights

•	Revenue of $9.8 million decreased 6% compared to $10.5 million in the second quarter of 2024.

•	Operating loss was $333,000 compared to $238,000 in the second quarter of 2024.

•	Net income was $15,000, or breakeven per diluted share, compared to $173,000, or $0.02 per diluted share, in the second quarter of 2024.

•	The number of Active Members[1] was 29,260 at June 30, 2025 compared to 30,870 at December 31, 2024 and 31,110 at June 30, 2024.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Year-to-Date 2025 Financial Highlights

•	Revenue of $20.6 million decreased 4% compared to $21.4 million in the first six months of 2024.

•	Operating loss was $678,000 compared to $603,000 in the first six months of 2024.

•	Net income was $137,000, or $0.01 per diluted share, compared to $361,000, or $0.03 per diluted share, in the first six months of 2024.

Management Commentary

“Our second quarter sales reflected the heightened economic uncertainty caused by evolving trade tensions, which we expect will continue to heavily weigh on consumer sentiment in our biggest market,” commented Chris Sharng, President of Natural Health Trends Corp.

Mr. Sharng continued, “To mitigate tariff-related risks, we are realigning our supply chain by transitioning production to trusted manufacturing partners in Asia, bringing operations closer to our core markets and enhancing long-term resilience.”

Balance Sheet and Cash Flow

•

Net cash used in operating activities was $5.2 million in the first six months of 2025 compared to $3.0 million in the first six months of 2024. Before tax installment payments, the liability of which arose from the 2017 U.S. Tax Cuts and Jobs Act (the "Tax Act"), cash used in operating activities was $97,000 in the first six months of 2025 compared to cash provided by operating activities of $950,000 in the first six months of 2024. The Tax Act liability is now fully paid.

•	Total cash, cash equivalents and marketable securities were $34.2 million at June 30, 2025, down from $43.9 million at December 31, 2024.
•

On July 28, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on August 22, 2025 to stockholders of record as of August 12, 2025.

Second Quarter 2025 Financial Results Conference Call

Management will host a conference call to discuss the second quarter 2025 financial results today, Wednesday, July 30, 2025 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, July 30, 2025
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13754794
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1726889&tp_key=778e0e5b56

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on July 30, 2025 through 11:59 p.m. Eastern Time on August 13, 2025 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13754794.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on February 21, 2025 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (U.S.): 310-541-0888

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,534	$13,533
Marketable securities	23,711	30,407
Inventories	2,769	3,272
Other current assets	3,845	3,771
Total current assets	40,859	50,983
Property and equipment, net	154	190
Operating lease right-of-use assets	2,108	2,498
Restricted cash	37	34
Deferred tax asset	387	382
Other assets	1,617	1,272
Total assets	$45,162	$55,359
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$962	$895
Income taxes payable	7	4,908
Accrued commissions	1,866	2,021
Other accrued expenses	1,337	1,425
Deferred revenue	6,078	6,428
Amounts held in eWallets	3,089	3,286
Operating lease liabilities	1,060	1,127
Other current liabilities	549	709
Total current liabilities	14,948	20,799
Deferred tax liability	172	174
Operating lease liabilities	1,186	1,514
Total liabilities	16,306	22,487
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	84,969	84,901
Accumulated deficit	(30,813)	(26,344)
Accumulated other comprehensive loss	(916)	(1,301)
Treasury stock, at cost	(24,397)	(24,397)
Total stockholders’ equity	28,856	32,872
Total liabilities and stockholders’ equity	$45,162	$55,359

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$9,813	$10,475	$20,550	$21,426
Cost of sales	2,558	2,699	5,390	5,611
Gross profit	7,255	7,776	15,160	15,815
Operating expenses:
Commissions expense	4,012	4,203	8,500	8,689
Selling, general and administrative expenses	3,576	3,811	7,338	7,729
Total operating expenses	7,588	8,014	15,838	16,418
Loss from operations	(333)	(238)	(678)	(603)
Other income, net	348	519	813	1,082
Income before income taxes	15	281	135	479
Income tax provision (benefit)	—	108	(2)	118
Net income	$15	$173	$137	$361
Net income per common share:
Basic	$0.00	$0.02	$0.01	$0.03
Diluted	$0.00	$0.02	$0.01	$0.03
Weighted average common shares outstanding:
Basic	11,493	11,464	11,489	11,460
Diluted	11,497	11,483	11,496	11,481

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$137	$361
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	59	69
Net accretion of marketable securities	(214)	(215)
Share-based compensation	68	75
Noncash lease expense	573	545
Deferred income taxes	(3)	16
Changes in assets and liabilities:
Inventories	525	6
Other current assets	402	(294)
Other assets	(334)	(101)
Accounts payable	65	(335)
Income taxes payable	(4,901)	(3,817)
Accrued commissions	(194)	106
Other accrued expenses	(110)	136
Deferred revenue	(311)	1,432
Amounts held in eWallets	(170)	(339)
Operating lease liabilities	(561)	(560)
Other current liabilities	(182)	(104)
Net cash used in operating activities	(5,151)	(3,019)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(20)	(30)
Purchases of marketable securities	(27,552)	(36,164)
Proceeds from maturities of marketable securities	34,215	3,307
Net cash provided by (used in) investing activities	6,643	(32,887)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(4,606)	(4,606)
Net cash used in financing activities	(4,606)	(4,606)
Effect of exchange rates on cash, cash equivalents and restricted cash	118	(92)
Net decrease in cash, cash equivalents and restricted cash	(2,996)	(40,604)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	13,567	56,217
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$10,571	$15,613
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use assets obtained in exchange for operating lease liabilities	$112	$196